UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): May 3, 2024

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.15 Par Value	AGX	New York Stock Exchange

Item 8.01. Other Events.

Kilroot Power Station

On May 3, 2024, the project and construction teams of Atlantic Projects Company UK Limited (“APC”), which is the subsidiary of Argan, Inc. (“Argan”) contracted to construct the Kilroot Power Station, a 2x330 MW natural gas-fired power plant located near Belfast, Northern Ireland (the “Kilroot Project”), vacated the construction site having served a contract termination notice.

APC shall continue to pursue all of its rights under the contract, including those related to variations, extensions of time and additional payments, and will do so through legal means if necessary.

Midwest Solar and Battery Project

Gemma Power Systems (“Gemma”), a wholly owned subsidiary of Argan, recently received full notice to proceed with engineering, procurement and construction services for a solar power and battery storage project. Under a limited notice to proceed, as previously disclosed, Gemma commenced early engineering and design activities as well as the procurement of major equipment related to this project. The project will represent 48 MW of electrical power and 6 MWh of energy storage.  This project together with two other solar and battery projects for which we received full notices to proceed in January 2024, cumulatively represent 160 MW of electrical power and 22 MWh of energy storage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: May 9, 2024	By:	/s/ Richard H. Deily
Richard H. Deily
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary